Exhibit 10.2

RETIREMENT AGREEMENT

This Retirement Agreement (the “Agreement”) is made and entered into by and between Transport Management Services, LLC (“Company”) and Joey B. Hogan (“Executive”). Once signed by both parties, this Agreement will be deemed effective as of the later of (i) June 30, 2023 and (ii) the eighth day after Executive executes and does not revoke this Agreement.

1.         Retirement. Executive is currently employed by the Company. Executive has previously entered into (i) that certain Confidentiality, Non-Disclosure and Restrictive Covenants Agreements (the “NDA”) with the Company, Covenant Logistics Group, Inc. (the “Parent”), or a subsidiary or affiliate of the Company or Parent (collectively, the “Company Group”), and (ii) that certain Executive Severance Agreement (the “Severance Agreement”) with the Company. In the event of a conflict between the terms set forth herein and those set forth in the NDA or Severance Agreement, the terms set forth herein shall control. Effective June 30, 2023, Executive will retire as an employee of the Company and will relinquish all titles held by Executive at the Company and any member of the Company Group; provided, however, that Executive will continue to serve as a director of Parent, assuming that he is elected as a director of Parent at the 2023 annual meeting of stockholders of Parent.

2.         Retirement Benefits. Subject to Sections 4, 5, and 8 of this Agreement, the Company agrees to pay Executive (i) the portion of Executive’s annual base salary accrued through June 30, 2023, (ii) any payments for reimbursement of expenses, which are due, accrued, or payable as of June 30, 2023, in accordance with the Company’s expense reimbursement policy, and (iii) a lump sum payment on the date hereof of $930,000. The amounts set forth in items (i) and (ii) of the previous sentence, and $680,000 of the amount set forth in item (iii) of the previous sentence, will, subject to the provisions of Section 5, be paid on first payroll date that occurs on or after June 30, 2023. Under the terms of the AAT Bonus Program and Section 8 of this Agreement, $150,000.00 of the amount set forth in item (iii) will be paid on the first payroll date that occurs on or after the date that is 6 months and 1 day following Executive’s separation from service on June 30, 2023. Consistent with Section 8 and Executive’s deferral elections under the Covenant Logistics Group Supplemental Savings Plan, $100,000.00 of the amount set forth in item (iii) will be paid in five annual installments, with the first installment being paid on the first payroll date that occurs on or after February 1, 2024. To the extent Executive is eligible to continue to participate after June 30, 2023 under the terms of the Company’s (or another member of the Company Group’s) health, dental, and disability plans, Executive may continue to participate in such plans at his sole expense (including with respect to premiums and deductibles). Executive will also receive compensation for his service as a director of Parent equivalent to compensation received by non-employee directors of Parent.

3.         Waiver of Other Retirement Benefits. Other than as provided for in this Agreement or the Equity Awards (as hereinafter defined), Executive waives any right to retirement, severance, or any other benefits (other than benefits under any retirement plan qualified under Section 401(a) of the Internal Revenue Code of 1986) in connection with or as a result of his employment with the Company or the cessation of his employment with the Company, for any reason, under any prior agreement (including, without limitation, under the NDA, the Severance Agreement, the 2023 Senior Executive Bonus Program, the AAT Bonus Program, and any other bonus or compensation plan adopted by the Company or any member of the Company Group) or otherwise, and agrees that he is only entitled to the payments and other benefits provided in this Agreement.

4.         Restrictive Covenants. Executive acknowledges and agrees that during the course of Executive’s employment with the Company Group, Executive has had access to confidential information which, if disclosed, would assist in competition against the Company Group and that Executive generated goodwill for the Company Group during the course of Executive’s employment. Therefore, Executive hereby acknowledges and agrees that the following restrictive covenants (i) are necessary to protect the goodwill, confidential information, and other legitimate interests of the Company Group (including, without limitation, the preservation of trade secrets, valuable confidential and professional information, and substantial relationships with prospective and existing customers and suppliers), (ii) are reasonable and necessary to induce the Company to enter into this Agreement, and (iii) are of a scope (including, without limitation, the time period and geographic parameters) that is reasonably tailored, and not broader than necessary, to protect the legitimate business interests of the Company Group, and do not prevent or preclude Executive from earning a suitable livelihood. Executive hereby agrees to abide by the following restrictive covenants:

(a)         Non-Competition. During the period of Executive’s employment with any member of the Company Group and continuing until the later of (i) June 30, 2026 or (ii) one (1) year after Executive’s service as a director of Parent terminates (the date of such termination, the “Director Termination Date”), Executive will not, and will not permit any other person controlling, controlled by or under common control, directly or indirectly, with Executive to, directly or indirectly, without the prior written consent of the Company, which may be withheld in the Company’s sole and absolute discretion, directly or indirectly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, serve as an agent, officer, director or consultant to, be associated with or in any manner connected with, lend his, her, or its name or any similar name to, lend his, her or its credit or render services or advice to, any Competitive Business anywhere throughout the lower 48 contiguous United States, provided, however, that nothing herein will be deemed to prevent Executive from acquiring through market purchases and owning, solely as an investment, less than one percent (1%) in the aggregate of the equity securities of any entity that derives more than fifty percent (50%) of its gross revenues from the conduct of any Competitive Business, whose shares are registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed or admitted for trading on any United States national securities exchange or are quoted on any system of automated dissemination of quotations of securities prices in common use, so long as Executive is not directly or indirectly a member of any “control group” (within the meaning of the rules and regulations of the Securities and Exchange Commission) of any such issuer; and provided further, however, that nothing herein will be deemed to prevent Executive from acquiring through market purchases and owning, solely as an investment, any shares, units or other interest in a mutual fund, exchange-traded fund, unit investment trust, or similar investment vehicle whose holdings include investments in any Competitive Business or any entity involved in a Competitive Business. For purposes of this Agreement, “Competitive Business” means any business conducted by any member of the Company Group as of Director Termination Date (including any business where strategic plans were in place as of Director Termination Date for any member of the Company Group to engage in such business).

(b)         Non-Solicitation. During the period of Executive’s employment with any member of the Company Group and continuing until the later of (i) June 30, 2026 or (ii) one (1) year after the Director Termination Date, Executive will not, and will not permit any other person controlling, controlled by or under common control, directly or indirectly, with Executive to, directly or indirectly, without the prior written consent of the Company, which may be withheld in the Company’s sole and absolute discretion:

(i) whether on Executive’s own behalf or on behalf of another person, provide or solicit to provide any Competitive Services to any person that: (x) was at any time in the twelve (12) months prior to the Director Termination Date a customer, shipper, carrier or other client of any member of the Company Group; or (y) to Executive’s knowledge, was at any time in the twelve (12) months prior to the Director Termination Date or solicitation of Competitive Services, a customer, shipper, carrier or other client of any member of the Company Group;

(ii) whether on Executive’s own behalf or on behalf of another person, solicit to employ or engage or employ or otherwise engage as an employee, independent contractor, agent or otherwise, any person who: (x) was at any time in the twelve (12) months prior to the Director Termination Date an employee, independent contractor, or agent of, or was otherwise engaged with, any member of the Company Group; or (y) to Executive’s knowledge, was at any time in the twelve (12) months prior to the solicitation, employment, or engagement of such person, an employee, independent contractor, or agent of, or was otherwise engaged with, any member of the Company Group, provided that (A) general advertising (including general internet advertising) not targeted at a particular employee or consultant or independent contractor (or group thereof) shall not be deemed a breach hereof, nor shall hiring or retaining any person who responds to such a general advertisement not targeted at a particular employee or consultant or independent contractor (or group thereof), and (B) nothing in this Agreement shall prohibit Executive or any other person from engaging any professional services firm or other third party advisor that provides consulting services to multiple clients.; or

(iii) at any time interfere with any member of the Company Group’s relationship with any person that: (x) was at any time in the twelve (12) months prior to the Director Termination Date an employee, contractor, supplier, agent, customer, shipper, carrier or other client of any member of the Company Group; or (y) to Executive’s knowledge, was at any time in the twelve (12) months prior to the interference an employee, contractor, supplier, agent, customer, shipper, carrier or other client of any member of the Company Group; including, without limitation, soliciting, encouraging, advising or influencing such person(s) to discontinue or reduce the extent of such relationship. For purposes of this Agreement, “Competitive Services” means those services provided in the furtherance of a Competitive Business.

(c)         Non-Disclosure. During the period of Executive’s employment with any member of the Company Group and continuing until the later of (i) June 30, 2026 or (ii) one (1) year after the Director Termination Date, Executive will not, and will not permit any other person controlling, controlled by or under common control, directly or indirectly, with Executive to, directly or indirectly, without the prior written consent of the Company, which may be withheld in the Company’s sole and absolute discretion:

(i) make, publish, communicate or take any action to disparage any member of the Company Group or any of their respective stockholders, directors, officers, employees, agents, products or services; or

(ii) divulge, communicate, use to the detriment of any member of the Company Group, or for the benefit of any other person(s), or misuse in any way, any confidential information or trade secrets pertaining to any member of the Company Group, except as required or compelled by law.

(d)         Reformation; Severability; Injunctive Relief. Executive expressly acknowledges and agrees that the restrictions contained herein are reasonable and no greater than necessary to protect the legitimate interests of the Company Group. However, if any covenant set forth in this Agreement (including, without limitation, this Section 4) is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be reformed and interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision (or part thereof) of this Agreement (including, without limitation, this Section 4) shall not affect the other provisions hereof (or parts thereof), which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states, and each political subdivision thereof, within the lower 48 contiguous United States. Executive further acknowledges that any violation of this Agreement (including, without limitation, this Section 4) will result in irreparable injury to the Company Group, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to Company Group for such a violation. Accordingly, Executive agrees that if Executive violates the provisions of this Agreement (including, without limitation, this Section 4), any member of the Company Group, in addition to all other remedies which may be available to it at law or in equity, shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages. Such relief will not be exclusive, but will be in addition to all other relief available to Company Group, at law and equity.

5.         Payment Conditions. In order to receive the amount payable under Section 2 hereof, Executive must execute a timely and effective release of claims in the form attached hereto and marked Exhibit A (the "Release of Claims"), and notwithstanding any other provisions of this Agreement to the contrary no amounts set forth in item (iii) of Section 2 hereof will be payable unless Executive has returned to the Company the signed Release of Claims by August 29, 2023, which is at least 60 days after Executive’s receipt of this Agreement and the attached Release of Claims, and no amounts set forth in item (iii) of Section 2 will be payable until such Release of Claims has become effective. The Release of Claims creates legally binding obligations and the Company therefore advises Executive to consult an attorney before signing it. In the event Executive breaches any of Executive’s obligations hereunder (including, without limitation, Executive’s obligations under Section 4), then, in addition to any other remedies to which the Company Group may be entitled as a result of such breach, the Company Group shall be immediately and automatically released from any obligation to make any further amounts payable under Section 2 hereof and, upon notice from the Company, Executive shall be required to immediately reimburse the Company Group for any and all such payments made to Executive by the Company.

6.         Equity Awards. This Agreement does not incorporate, supersede, or in any way affect Parent’s 2006 Omnibus Incentive Plan, as amended from time to time, or any restricted stock agreements, stock option grants, or other equity awards (collectively, the “Equity Awards”).

7.         No Admission of Wrongdoing. The parties agree that nothing in this Agreement is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any person.

8.         Limitation on Payments. The Company intends that all payments and benefits provided under this Agreement or otherwise are exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”) and any guidance promulgated under Section 409A of the Code (collectively, “Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities in this Agreement will be interpreted in accordance with this intent. No payment or benefits to be paid to Executive that constitutes deferred compensation under Section 409A payable upon separation from service (including settlement of Company equity awards that constitute deferred compensation under Section 409A), if any, under this Agreement or otherwise, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Payments”) will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. If, at the time of Executive’s termination of employment, Executive is a “specified employee” within the meaning of Section 409A, then the payment of the Deferred Payments will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that Executive will receive payment on the first payroll date that occurs on or after the date that is 6 months and 1 day following Executive’s termination of employment. Executive will have a separation from service on June 30, 2023. Consistent with the terms of the AAT Bonus Program and Executive’s deferral elections under the Covenant Logistics Group Supplemental Savings Plan, (a) $150,000.00 of the amount set forth in item (iii) of Section 2 will be paid on the first payroll date that occurs on or after the date that is 6 months and 1 day following Executive’s separation from service on June 30, 2023, and (b) $100,000.00 of the amount set forth in item (iii) of Section 2 will be paid in five annual installments, with the first installment being paid on the first payroll date that occurs on or after February 1, 2024. The Company reserves the right to amend this Agreement as it considers necessary or advisable, in its sole discretion and without the consent of Executive or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Each payment, installment, and benefit payable under this Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). In no event will the Company or any member of the Company Group reimburse, indemnify, or hold harmless Executive for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

9.         Voluntary Agreement; Tax Advice and Information. Executive further acknowledges that he understands this Agreement, the claims he is releasing under the Release of Claims, the promises and agreements he is making, and the effect of his signing this Agreement. Executive understands the payments to him under this Agreement are in excess of those to which he is legally entitled and agrees that he voluntarily accepts the payments described above as additional consideration for the restrictive covenants set forth in Section 4 of this Agreement and other obligations referred to herein and for the purpose of making a full and final compromise, adjustment and settlement of all claims or potential claims against the Releasees (as defined in the Release of Claims) to the extent set forth in the Release of Claims. Executive acknowledges that none of the Company, any member of the Company Group, nor any of their respective representatives have provided Executive with any tax advice or tax-related representations concerning any payments or benefits provided for in this Agreement. Further, Executive understands that he should consult Executive’s own independent tax advisors for any such tax advice or information.

10.         Other Provisions. Except as otherwise set forth or permitted herein, no provisions of this Agreement may be modified, waived, or discharged except by a written document signed by Executive and a duly authorized Company officer. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estates, as applicable. This Agreement shall not be assignable by Executive without the prior written consent of the Company. This Agreement shall be governed by the laws of the State of Tennessee. Any litigation or other dispute resolution proceeding may only be brought within Tennessee, and all parties to this Agreement consent to jurisdiction in Hamilton County. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be so modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the legality, binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provision in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument. The parties have not relied on any representations, promises, or agreements of any kind made to them in connection with this Agreement, except for those set forth in this Agreement. All oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth herein. Except as expressly provided herein, this Agreement supersedes all previous agreements, promises, representations, understandings and negotiations between the parties, whether written or oral, with respect to the subject matter hereof. Subject to Section 8, payments provided for hereunder will be subject to required withholding of federal, state and local income, excise, and employment-related taxes, without any gross-ups or similar payments made to Executive.

11.         Communications with Government Agencies. Notwithstanding anything contained herein, in the NDA or in the Severance Agreement to the contrary, nothing set forth herein, in the NDA or in the Severance Agreement shall limit Executive’s ability to communicate with the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (collectively, “Government Agencies”) or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, or limit Executive’s right to receive an award for information provided to any Government Agencies.

12.         Notices. Any notices to be given hereunder by either party hereto to the other may be effected either by (a) personal delivery in writing or (b) mail, registered or certified, postage prepaid, with return receipt requested.  Mailed notices will be addressed to Executive at the address on file at the Company, and to the Company as follows:

Covenant Logistics Group, Inc.
400 Birmingham Hwy.
Chattanooga, TN 37419
Attn: Chief Executive Officer

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered, or have caused to be executed and delivered by their duly authorized representatives, this Retirement Agreement.

EXECUTIVE:

/s/ Joey Hogan

Joey B. Hogan, individually

Date Signed: 5/22/2023

TRANSPORT MANAGEMENT SERVICES, LLC

By: /s/ David Parker

Name: David R. Parker

Title: Chief Executive Officer and President

Date Signed: 5/22/2023